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                       CONSULTING AGREEMENT


     THIS AGREEMENT ("Agreement"), made as of the 8th day of December 1999, by and between AMERICAN KIOSK CORPORATION, a Delaware corporation, having offices at 4400 PGA Boulevard, Suite 500, Palm Beach Gardens, FL 33410 (the "Company"), and MARTIN PALACIOS, an individual with an address at ______________________________, ______________ ("Palacios").

     WHEREAS, pursuant to that certain Asset Purchase Agreement of even date herewith
(the "Agreement"), the Company is acquiring substantially all of the assets of Zero's Mr.
Submarine, Inc., a Virginia corporation, which franchises submarine sandwich shops (the
"Business"); and

     WHEREAS, the Company desires to secure the continued consulting services of
Palacios in connection with the Business and Palacios desires to continue to provide such services to the Company as set forth of Schedule A annexed hereto;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     1.   Palacios hereby agrees that he will render to the Company, as requested by the
Company, such services as the Company shall reasonably request with respect to the operation of the Business (the "Services").

     2.   The term of this Agreement shall commence as of December 8, 1999 and shall continue for a period of five (5) years through December 7, 2004 (the "Term").

     3.   In partial consideration of the Services to be rendered and performed by
Palacios during the Term, the Company hereby agrees to pay Palacios an aggregate of
$375,000 as follows: $75,000 within ninety (90) days hereof; $75,000 on December 8, 2000;
$75,000 on December 8, 2001; $25,000 on December 8, 2002; and $75,000 on December 9,
2003.

          Palacios will have the right to forego his cash compensation and receive that number of shares of the common stock in the Company that could be purchased at a discount of 25% of the fair market value of the stock as determined by the public market place on the date said payment is to be made.  This option shall apply to each annual payment to be made by the Company to Palacios.

          In the event of a default of any of the aforementioned annual payments, after expiration of all applicable cure periods, or in the event that the Company uses funds from the
Company's pending private placement of securities in a manner which is materially inconsistent with the Intended Use of Proceeds form to be delivered to Palacios prior to such financing, without the prior written consent of Palacios, Palacios shall be granted a security interest in the revenue stream from the franchises acquired by the Company pursuant to the
Agreement.

     4.   As additional compensation for the Services to be rendered by Palacios during the Term, the Company hereby grants Palacios the following options to purchase shares of the
Company's common stock:

          # of shares              exercise price      Vesting

             55,666                $1.00          At issuance
             55,667                $2.00          1 Year from issuance
             55,667                $3.00          2 Years from issuance
     Total:      167,000

     These options shall expire five years after vesting.  Following the vesting dates, the
Company hereby agrees that it shall review the exercise prices of the options as they relate to the market value of its shares of common stock on such dates with a view towards adjustment
(downward only) if so warranted.

     5.   Palacios will use his best efforts to perform the Services for the Company in a timely and professional manner, subject to his commitments and obligations to other businesses for which he performs services, and he shall make himself personally available to the Company in connection with his performance of the Services.

     6.   Palacios agrees that neither he nor his employees, affiliates or agents will, during the Term, or at any time thereafter, disclose or divulge or use, directly or indirectly, for his own, or their own, benefit, any confidential information, data, trade secrets, or similar information relating to the Company or any of its subsidiaries or to the businesses of the
Company or any of its subsidiaries obtained in connection with the performance of the
Services.  The provisions of this paragraph shall survive the termination of this Agreement and shall continue until such information, data, trade secrets, or similar information becomes public knowledge through no fault of Palacios or any of his employees, affiliates or agents.

     7.   As a consultant under the terms or this Agreement, Palacios may at all times reasonably rely upon the information supplied to Palacios by the Company's authorized officers, directors, agents and employees as to accuracy and completeness.  Therefore, the
Company agrees to indemnify, hold harmless and defend Palacios, his employees and agents from and against any and all claims, actions, proceedings, losses, liabilities, costs and expenses
(including, without limitation, reasonable attorneys' fees), incurred by any or all of them in connection with or as the result of any inaccuracy, incompleteness or omission of information given to Palacios by such authorized personnel of the Company, unless such misstatement or omission is the result of any inaccurate, incomplete or erroneous information published by
Palacios through no fault of the Company or its personnel or agents.

     8.   Palacios agrees to indemnify, hold harmless and defend the Company and its subsidiaries, and the directors, officers, employees and agents of the Company and its subsidiaries, from and against any and all claims, actions, proceedings, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees), incurred by any or all of them in connection with or as the result of any inaccurate or incomplete statements or omission made by Palacios or his employees, affiliates or agents.

     9.   In the event an action or proceeding is commenced with respect to this
Agreement, the prevailing party shall be entitled to receive payment from the other party of its reasonable legal fees and expenses.

     10.  This Agreement may be terminated by Palacios upon thirty (30) days' prior written/fax notice to such effect.  In the event Palacios elects to so terminate this Contract, the provisions of Paragraphs 6 and 8 shall survive such termination indefinitely.

     11.  This Agreement may not be assigned (including by operation of law) by either party hereto and shall be interpreted under the laws of the State of Florida.

     12.  The parties hereto acknowledge and agree that Palacios is acting in the capacity as an independent contractor, and shall not be deemed an employee or agent of the Company for any purpose, nor shall Palacios hold himself out as being able to bind the Company in connection with any matter.  All statements proposed to be published or mailings proposed to be disseminated by Palacios in the name of or on behalf of the Company shall be submitted in advance to a representative of the Company and to legal counsel to the Company for prior approval.

     13. This Agreement expresses the complete agreement and understanding of the parties and may not be changed except in writing signed by both parties hereto.

     14. This Agreement may be sign in one or more counterparts, all of which counterparts together shall be deemed one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this contract on the date above written.

                              AMERICAN KIOSK CORPORATION


                              By:_______________________________
                                   Richard J. Michael, President


                              ___________________________________
                              MARTIN PALACIOS


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                            SCHEDULE A
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